As filed with the Securities and Exchange Commission on December 10, 1997

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MOORE PRODUCTS CO.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Pennsylvania                                     23-1427830
-------------------------------               ---------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

             Sumneytown Pike
       Spring House, Pennsylvania                                      19477
----------------------------------------                             ----------
(Address of Principal Executive Offices)                             (Zip Code)


                               MOORE PRODUCTS CO.

               1997 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN
               --------------------------------------------------
                            (Full title of the plan)


                                 R.E. Wisniewski
                              Secretary & Treasurer
                               Moore Products Co.
                                 Sumneytown Pike
                             Spring House, PA 19477
                                 (215) 646-7400
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                    Copy to:
                           John C. Bennett, Jr., Esq.
                           Drinker Biddle & Reath LLP
                    1100 Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
   Title of                              maximum        maximum
  securities            Amount          offering       aggregate     Amount of
    to be                to be          price per      offering     registration
  registered          registered(1)      share(2)      price(2)         fee
--------------------------------------------------------------------------------
Common Stock,
par value $1.00        7,000 shares      $21.50       $  150,500
per share.            43,000 shares      $36.125      $1,553,375

         TOTAL        50,000 shares                   $1,703,875     $502.64
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) and (h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon a price per share of $36.125, the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on December 8, 1997.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


                    (Not required to be filed as part of this
                             registration statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference.

     Moore Products Co. (the "Company" or "Registrant") hereby incorporates the following documents into this Registration Statement by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (c) the description of the Company's Common Stock contained in Item 5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 and the Company's Restated Articles of Incorporation as contained in
Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

         Not applicable

     Item 5. Interests of Named Experts and Counsel.

         Not applicable

     Item 6. Indemnification of Directors and Officers.

     The By-laws of the Company currently provide essentially that the Company shall indemnify its directors and officers against all costs, damages or expenses (including attorneys' fees) which may be imposed upon or actually and necessarily incurred by them in connection with any claim, action, suit or proceeding in which they may be involved or may be a party by reason of having been directors or officers or by reason of any alleged act or omission in such capacity unless they shall be finally adjudged in an action, suit or proceeding to be liable for conduct amounting to bad faith, and except that, in the event of a settlement, indemnification shall only be provided in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified was not liable for conduct amounting to bad faith. However, the By-laws further state that the indemnification provided for therein is not exclusive of any other right to indemnification which a director or officer might have under agreement, by vote of the stockholders of the Company, or otherwise.

     The Pennsylvania Business Corporation Law (the "PBCL") also requires a Pennsylvania company to indemnify its directors and officers against expenses (including attorneys' fees with respect to third party actions and actions by or on behalf of the company) where the director or officer has been successful on the merits in defense of such actions. The PBCL further expressly authorizes, but does not require, a company to advance expenses to its directors and officers involved in such proceedings, to maintain liability insurance on behalf of directors and officers, and generally to provide broad indemnification to its directors and officers, except in cases where a director's or officer's act or failure to act is determined by a court to have constituted willful misconduct or recklessness.

     The Company's By-laws also essentially limit the personal liability of directors of the Company for monetary damages for any act or omission as a director to the fullest extent permitted under the terms of the Pennsylvania Directors' Liability Act or under any applicable Pennsylvania statute thereafter enacted. This provision may prevent the Company and its shareholders (through shareholder derivative suits on behalf of the Company) from recovering monetary damages against a director of the Company for breach of certain fiduciary duties as a director (including breaches resulting from grossly negligent conduct). This provision does not, however, exonerate directors of the Company from liability (i) pursuant to any criminal statute, (ii) for the payment of taxes pursuant to federal, state or local law or (iii) for self-dealing, willful misconduct or recklessness.

     Item 7. Exemption from Registration Claimed.

         Not applicable

     Item 8. Exhibits.

          4a. Moore Products Co. 1997 Non-Employee Directors' Equity Incentive Plan (incorporated by reference to Exhibit 10b to Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

           b. Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

           c. By-laws, as amended (incorporated by reference to Exhibit 3b to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1991).

           d.  Instruments defining the rights of securityholders.

               (Reference is made to (i) Articles 5 and 10 of the Registrant's Restated Articles of Incorporation referred to in Exhibit 4b above and (ii) Articles III, IV, VIII, X and XIII of the Registrant's By-laws, as amended, referred to in Exhibit 4c above.


           5   Opinion of Drinker Biddle & Reath LLP (Counsel to Registrant)

          23   Consents of Experts and Counsel

           a.  Consent of Ernst & Young LLP (Independent Auditors)

           b. (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto)

          24   Powers of Attorney (see signature page)

     Item 9. Undertakings.

          1. Undertakings Required by Regulation S-K Item 512(a).

               The undersigned Registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. Undertaking Required by Regulation S-K Item 512(b).

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, if applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Undertaking Required by Regulation S-K Item 512(h).

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies, that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring House, Pennsylvania on December 9, 1997.


                                            MOORE PRODUCTS CO.



                                            By /s/ Donald E. Bogle
                                               --------------------------------
                                               Donald E. Bogle
                                               President and
                                               Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints William B. Moore and Edward J. Curry as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                      Capacity                              Date
    ---------                      --------                              ----
/s/ Donald E. Bogle           President and                         December 9, 1997
--------------------          Chief Executive Officer
Donald E. Bogle


/s/ Robert E. Wisniewski      Secretary and                         December 9, 1997
------------------------      Treasurer (Principal
Robert E. Wisniewski          Financial and Accounting Officer)



/s/ Robert B. Adams           Director                              December 9, 1997
-------------------
Robert B. Adams


/s/ Edward J. Curry           Director                              December 9, 1997
-------------------
Edward J. Curry

/s/                           Director                              ________ _, 1997
-------------------
F. Lawton Hindle


/s/ Edward T. Hurd            Director                              December 9, 1997
-------------------
Edward T. Hurd


/s/ James O. Moore            Director                              December 9, 1997
-------------------
James O. Moore

/s/                           Director                              ________ _, 1997
-------------------
Thomas C. Moore


/s/ William B. Moore          Director                              December 9, 1997
--------------------
William B. Moore

/s/                           Director                              ________ _, 1997
-------------------
Ralph H. Owens

/s/                           Director                              ________ _, 1997
-------------------
Raymond M. Reed


/s/ Edwin G. Rorke            Director                              December 9, 1997
------------------
Edwin G. Rorke

                                  EXHIBIT INDEX



Exhibit
Number                     Description of Exhibit
-------                    ----------------------

4a Moore Products Co. 1997 Non-Employee Directors' Equity Incentive Plan (incorporated by reference to Exhibit 10b to Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

4b        Restated Articles of Incorporation (incorporated by reference to
          Exhibit 3(i) to Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

4c By-laws, as amended (incorporated by reference to Exhibit 3b to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1991).

4d Instruments defining the rights of securityholders. (Reference is made to (i) Articles 5 and 10 of the Registrant's Restated Articles of Incorporation referred to in Exhibit 4b above and (ii) Articles III, IV, VIII, X and XIII of the Registrant's By-laws, as amended, referred to in Exhibit 4c above.

5         Opinion of Drinker Biddle & Reath LLP (Counsel to Registrant)

23a       Consent of Ernst & Young LLP (Independent Auditors)

23b Consent of Drinker Biddle and Reath LLP (included in the opinion filed as Exhibit 5 hereto)

24        Powers of Attorney (see Signature Page)

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